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                           OFFER TO PURCHASE FOR CASH
                                       BY

                        COEUR D'ALENE MINES CORPORATION
                                       OF

                       UP TO $27,800,000 PRINCIPAL AMOUNT
                                       OF
                     6% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2002

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME AND 5:00 P.M., LONDON TIME, ON THURSDAY, JUNE 8, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                     May 9, 2000

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated May 9, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), to purchase up to $27,800,000 principal amount of 6% Convertible Subordinated Debentures Due 2002 (the "Debentures"), at a price not greater than $720 nor less than $640 per $1,000 principal amount of Debentures, plus accrued and unpaid interest from June 10, 1999 up to, but not including, the date of payment, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to holders of Debentures from Dennis E. Wheeler, Chairman and Chief Executive Officer of the Company, dated May 9, 2000.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF REGISTERED DEBENTURES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH DEBENTURES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEBENTURES HELD BY US FOR YOUR ACCOUNT.

     Holders of Debentures whose certificates evidencing Debentures ("Debenture Certificates") are not immediately available or who cannot deliver their Debenture Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the expiration of the Offer or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Depository Trust Company (as set forth in "Procedures for Tendering Debentures -- Book-Entry Delivery of Registered Debentures" in the Offer to Purchase) on a timely basis and who wish to tender their Debentures must do so pursuant to the guaranteed delivery procedure described in "Procedures for Tendering Debentures -- Guaranteed Delivery" in the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Depository Trust Company in accordance with the Depository Trust Company's procedures does not constitute delivery to the Depositary.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Debentures held by us (or our nominee) for your account, upon the terms and subject to the conditions set forth in the Offer.
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     Your attention is directed to the following:

          1. The purchase price for the Debentures will be not more than $720 nor less than $640 per $1,000 principal amount of Debentures, plus accrued and unpaid interest from June 10, 1999 up to, but not including, the date of payment. Holders of Debentures that wish to tender Debentures in the Offer will be required to indicate the minimum price at which they are willing to sell such Debentures pursuant to the Offer, within the price range stated herein. The Company will select the lowest purchase price that will allow the Company to buy $27,800,000 principal amount of Debentures or, if a lesser principal amount of Debentures is tendered, all Debentures that are properly tendered and not withdrawn. All Debentures purchased pursuant to the Offer will be purchased at the same price. To maximize the chances of the Company purchasing all of a Holder's Debentures the Holder may transfer at the price determined by the Company as explained in the offer to purchase.

          2. The Offer is being made for up to $27,800,000 principal amount of Debentures and is subject to certain conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 noon, New York City time and 5:00 p.m., London time, on Thursday, June 8, 2000, unless the Offer is extended.

          4. The Debentures include both bearer Debentures and registered Debentures. Tendering holders of registered Debentures who hold their Debentures through a broker or bank should consult their broker or bank in order to determine whether transaction costs will apply. In addition, U.S. federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided on the Letter of Transmittal.

     If you wish to have us tender any or all of your Debentures, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Debentures, all such Debentures will be tendered unless otherwise specified in your instructions. PLEASE FORWARD YOUR INSTRUCTIONS TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Debentures. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Debentures in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                       UP TO $27,800,000 PRINCIPAL AMOUNT
                                       OF
                     6% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2002
                                       BY

                        COEUR D'ALENE MINES CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 9, 2000, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Coeur d'Alene Mines Corporation, an Idaho corporation, to purchase up to $27,800,000 principal amount of 6% Convertible Subordinated Debentures Due 2002 (the "Debentures"), at a price not greater than $720 nor less than $640 per $1,000 principal amount of Debentures, plus accrued and unpaid interest from June 10, 1999 up to, but not including, the date of payment, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the principal amount of Debentures indicated below (or, if no principal amount is indicated below, all Debentures) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Aggregate Principal Amount of Debentures to be Tendered: $                   Date:
                                                            -------------        -------------

                                                                      SIGN HERE

                                                -----------------------------------------------------
                                                Signature(s)

                                                -----------------------------------------------------
                                                Please print name(s)

                                                -----------------------------------------------------

                                                -----------------------------------------------------
                                                Please print address(es)

                                                -----------------------------------------------------
                                                Area code and telephone number(s)

                                                -----------------------------------------------------
                                                Taxpayer Identification or
                                                Social Security Number(s)

     BY EXECUTING AND DELIVERING THIS LETTER, THE UNDERSIGNED ACKNOWLEDGES THAT IT IS TENDERING ALL DEBENTURES REFERENCED IN THIS LETTER.

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